Exhibit 99.7

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-4, to which this consent is an exhibit, filed by 7GC & Co. Holdings Inc. (“7GC”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of 7GC upon the consummation of the Mergers (as such term is defined in the Agreement and Plan of Merger and Reorganization, dated December 8, 2022, by and among 7GC, Banzai International, Inc. (“Banzai”), 7GC Merger Sub I, Inc., and 7GC Merger Sub II, LLC (as amended by the Amendment to Agreement and Plan of Merger, dated August 4, 2023, by and between 7GC and Banzai)), and to the filing of this consent as an exhibit to the Registration Statement.

Date: October 18, 2023	By:	/s/ William Bryant
	Name:	William Bryant